                                  UNITED STATES
                        SECURTIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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                          RIVIERA HOLDINGS CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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   (Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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                          RIVIERA HOLDINGS CORPORATION
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com

FOR FURTHER INFORMATION:

AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:
Mark Lefever, Treasurer and CFO             Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                        (208) 241-3704 Voice
(702) 794-9442 Fax                          (208) 232-5317 Fax
Email: mlefever@theriviera.com              Email: betsytruax_hartman@msn.com

   INSTITUTIONAL SHAREHOLDERS SERVICES AND GLASS LEWIS & CO. RECOMMEND A VOTE
              'FOR' ALL RIVIERA HOLDINGS CORPORATION BOARD NOMINEES

                ISS SAYS PROPOSED DISSIDENT NOMINEES SUFFER FROM
                         INHERENT CONFLICT OF INTEREST

      GLASS LEWIS NOTES ELECTION OF DISSIDENT NOMINEES COULD PRESENT UNFAIR
                          ADVANTAGE IN SALE OF COMPANY

      LAS VEGAS, May 14 /PRNewswire-FirstCall/ -- Riviera Holdings Corporation
(Amex: RIV - NEWS) today announced that Institutional Shareholder Services (ISS)
and Glass Lewis & Co., the nation's leading independent proxy advisory services, have both recommended that Riviera stockholders vote FOR all of its nominees on the WHITE proxy card and to not vote for any dissident nominees. The Riviera annual meeting of stockholders is scheduled for tomorrow, May 15, 2007. The
Riviera's Board urges all stockholders to vote the WHITE proxy card as soon as possible and to discard any blue proxy they may receive.

      In its analysis, ISS expressed concern "about [Riviera] being taken over by a slate with an inherent conflict of interest". ISS concluded: "Given that the Board has started a process of reviewing strategic alternatives, hired an investment advisor and has received a $30 per share offer, we do not believe that support for dissident nominees is warranted."

      After noting that, "the Board appears to be following a favorable sales process," Glass Lewis concluded: "The election of dissident nominees could provide Riv Acquisition group with an unfair advantage in the sale of the
Company."

      William L. Westerman, Chairman of the Board of Riviera said, "We are pleased that ISS and Glass Lewis, two well-respected, independent advisory services, have recognized our director nominees as the most qualified to maximize value for ALL Riviera shareholders. Our Board has been, and continues to be, dedicated to conducting a fair and open auction process that places all bidders on an equal playing field. We believe this is essential to maximize value for all Riviera shareholders, which is the paramount concern of our Board.
"

      Riviera recently mailed proxy material to stockholders in which the Board recommends that stockholders use the WHITE Proxy Card to:

o     Vote  "FOR"  the   re-election   of  five   experienced
      directors:  William L.  Westerman,  Jeffrey A.  Silver,
      Paul A. Harvey, Vincent L. DiVito and James N. Land Jr.

      THE DIRECTORS PROPOSED BY THE BOARD ARE HIGHLY QUALIFIED INDIVIDUALS WITH
RELEVANT EXPERIENCE, WHO ARE COMMITTED TO MAXIMIZING VALUE FOR ALL STOCKHOLDERS.

      SIGN, DATE AND RETURN THE WHITE PROXY CARD TODAY

      The Board urges stockholders to support Riviera by completing, signing and dating the White Proxy Card and promptly mailing it in the postage-paid envelope provided with the proxy materials. The Board further urges stockholders not to sign or return the blue proxy card that they may have received from the Riv
Acquisition group and its associates.

      Whether or not stockholders plan to attend the Meeting, and regardless of the number of shares stockholders own, the Board urges them to vote FOR the
Board's nominees.

      Stockholders who have questions, or need assistance in voting their WHITE proxy card, are encouraged to call Riviera's proxy advisors, MacKenzie Partners,
Inc., toll-free at (800) 322-2885.

      ABOUT RIVIERA HOLDINGS:

      Riviera Holdings Corporation owns and operates the Riviera Hotel and
Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk,
Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.
For additional information, please visit the Company's website at
www.rivierahotel.com.